CSW International, Inc.
                         Investments in Project Parents
                     For the Quarter ended December 31, 1997
                                   (thousands)


                                Project                  Wholly Owned
      Facility                   Parent                  Subsidiary Of                   Description            Investment
-----------------------  ------------------------  ---------------------------  ------------------------------  ----------

Enertek, S.A. de C.V.     CSW International, Inc.  Central and South West Corp.  Construction Loan/Development     $ 3,783
                                                                                 Costs

Excluded under Rule 104   CSW International, Inc.  Central and South West Corp.  Acquisition of Stock              104,525

Empresa de Electricidade  CSW.Vale, LLC            CSW International, Inc.       Investment / Development Costs     40,571
Vale de Paranapanema                               (Cayman)